EXHIBIT 32

CERTIFICATIONS OF CFO PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K of Pierre Foods, Inc. (the “Company”) for the fiscal year ended March 5, 2005, as filed with the Securities and Exchange Commission on the date hereof, (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. (section) 1350, as adopted pursuant to (section) 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 3, 2005

/s/ NORBERT E. WOODHAMS
Norbert E. Woodhams
President and Chief Executive Officer

/s/ JOSEPH W. MEYERS
Joseph W. Meyers
Vice President, Finance